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                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549




                             FORM 8-K



                          CURRENT REPORT



              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934



         Date of Report (date of earliest event reported)
                        September 21, 1995




                   COMMUNITY FINANCIAL CORPORATION
        (Exact name of Registrant as specified in its Charter)




  Delaware                    0-18265            54-1532044
(State or other             (Commission         (IRS  Employer
 jurisdiction of              File No.)          Identification
 incorporation)                                    Number)




38 North Central Avenue, Staunton, Virginia          24401
(Address of principal executive offices)          (Zip Code)




Registrant's telephone number, including area code: (540) 886-0796


                                    N/A
   (Former name or former address, if changed since last Report)

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Item  5.  Other Events

     The Registrant issued the attached press release on September 21, 1995.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (c)  Exhibits:

          Exhibit 99 - Press Release dated September 21, 1995

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                            SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      COMMUNITY FINANCIAL CORPORATION



Date:  September 21, 1995        By:  /S/ JANE C. HICKOK
                                      Jane C. Hickok, President
                                      and Chief Executive Officer
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                            EXHIBIT 99

                COMMUNITY FINANCIAL CORPORATION

                           NEWS RELEASE


FOR IMMEDIATE RELEASE                  CONTACT:  Jane C. Hickok
                                                 President and Chief
                                                 Executive Officer
                                                 (540) 886-0796



COMMUNITY ANNOUNCES ELECTION OF PRESIDENT AND CHIEF EXECUTIVE OFFICER


Staunton, VA.  September 21, 1995......Community Financial Corporation
announced today the election of Thomas W. Winfree to the position of President, Chief Executive Officer and Director of the Company and its subsidiary, Community Federal Savings Bank effective October 1, 1995.

Mr. Winfree will succeed Jane C. Hickok, who has been Interim
President and Chief Executive Officer of the Company and the Bank.

Mr. Winfree will be relocating to Staunton, Virginia from Warrenton, Virginia where he held the position of President, Chief Executive Officer and Director of Jefferson Savings and Loan Association since 1989. He joined Jefferson Savings and Loan in 1984 as Senior Vice President and Chief Administrative Officer.

He has been active in the financial services industry since 1971. Mr. Winfree graduated with a B. S. Degree in Commerce and Accounting from the University of Richmond and has been involved in industry related continuing education courses through his career.

Mr. Winfree is married and has two sons.